                                                       Exhibit 21


               SUBSIDIARIES OF THE REGISTRANT
               ------------------------------


     Yankee Gas Services Company is a wholly-owned subsidiary of the registrant. It is incorporated in Connecticut and does business under its own name.

     Yankee Energy Financial Services Company is a wholly-owned subsidiary of the registrant. It is incorporated in Connecticut and does business under its own name.

     Yankee Energy Services Company (formerly known as Yankee Energy Production Services Company) is a wholly-owned subsidiary of the registrant. It is incorporated in Connecticut and does business under its own name in Connecticut and New Jersey.

     BVA Cogen, Inc. is a wholly-owned subsidiary of Yankee Energy Services Company, a wholly-owned subsidiary of the registrant. It is incorporated in Delaware and does business under its own name.

     Housatonic Corporation is a wholly-owned subsidiary of the registrant. It is incorporated in Connecticut and does business under its own name.

     NorConn Properties, Inc. is a wholly-owned subsidiary of the registrant. It is incorporated in Connecticut and does business under its own name.

     R. M. Services, Inc. is a wholly-owned subsidiary of the registrant. It is incorporated in Connecticut and does business under its own name in Connecticut and Pennsylvania.